Exhibit 99.2
NASDAQ-GM — “TEAM”
TechTeam Global Announces Amendment to Stock Purchase Agreement with Jacobs Engineering Group
SOUTHFIELD, Mich., September 15, 2010...TechTeam Global, Inc. (NASDAQ: TEAM), a worldwide provider of information technology outsourcing and business process outsourcing services, today announced that it has entered into an amendment to the original stock purchase agreement dated June 3, 2010 with Jacobs Engineering Group Inc. (NYSE: JEC) with respect to the proposed sale of TechTeam Global’s government solutions subsidiary, TechTeam Government Solutions, Inc. (“Government Solutions”) to Jacobs Engineering Group. Pursuant to the amendment, Jacobs Engineering Group has agreed to acquire Government Solutions for $43 million in cash, subject to certain escrows and adjustments set forth in the definitive stock purchase agreement, as amended. The original stock purchase agreement provided for a purchase price of $59 million in cash, subject to certain escrows and adjustments set forth in the original stock purchase agreement.
As previously announced on August 30, 2010, Jacobs Engineering Group had informed TechTeam Global that it was unwilling to waive certain conditions to its obligations to consummate the acquisition of Government Solutions pursuant to the terms set forth in the original stock purchase agreement, due to, among other things, Jacobs Engineering Group’s belief that the Government Solutions business had declined significantly subsequent to the execution of the original stock purchase agreement. Jacobs Engineering Group also informed TechTeam Global that it believed that it had the right to immediately terminate the original stock purchase agreement due to its belief that certain conditions precedent to its obligations to consummate the transaction could not be satisfied.
In addition to the reduction in the base purchase price, the parties have also agreed to waive certain conditions precedent to each of their obligations to close the transaction including conditions relating to the continued employment of Government Solutions’ employees prior to closing and the procurement of certain third party consents. Further, the parties have agreed to extend the date by which the stock purchase agreement may be terminated if the sale has not occurred to October 5 from October 1. Further details regarding the amendment to the stock purchase agreement will be provided in filings to be made by TechTeam Global with the U.S. Securities and Exchange Commission.
The board of directors of TechTeam Global has unanimously approved the amendment to the original stock purchase agreement with Jacobs Engineering Group, and unanimously recommends that stockholders of TechTeam Global vote “FOR” the approval and adoption of the stock purchase agreement, as amended, and the consummation of the transactions contemplated thereby.
The special meeting of stockholders is currently scheduled to be reconvened on Tuesday, September 28, 2010, at 10:00 a.m. (local time), at The Langham Hotel, 250 Franklin Street, Boston, Massachusetts 02110. The record date for the special meeting remains July 30, 2010. Because conditions continue to exist to the obligation of Jacobs Engineering Group to consummate the acquisition of Government Solutions, no assurances can be made that TechTeam Global will not need to seek a further adjournment of the special meeting. To the extent that TechTeam Global determines that a further adjournment is needed in advance of the reconvened special meeting scheduled to be held on September 28, 2010, a public announcement of such determination will be issued in advance of the currently scheduled reconvened special meeting.
Stockholders who have questions about the sale of Government Solutions or need assistance in submitting their proxies or voting their shares should contact The Altman Group, Inc., the firm assisting TechTeam
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone +1 248 357 2866 • Fax +1 248 357 2570 • www.techteam.com

Global in the solicitation of proxies, at 1200 Wall Street West, Lyndhurst, New Jersey 07071, or toll-free at +1 877 283 0320. Banks and brokerage firms can call The Altman Group collect at +1 201 806 7300.
Houlihan Lokey is serving as TechTeam Global’s financial advisor and Blank Rome LLP and Wiley Rein LLP are serving as TechTeam Global’s legal advisors in connection with the sale of Government Solutions.
About TechTeam Global, Inc.
TechTeam Global, Inc. is a leading provider of IT outsourcing and business process outsourcing services to large and medium businesses, as well as government organizations. The company’s primary services include service desk, technical support, desk-side support, security administration, infrastructure management and related professional services. TechTeam also provides a number of specialized, value-added services in specific vertical markets. Founded in 1979, TechTeam has nearly 2,500 employees across the world, providing IT support in 32 languages. TechTeam’s common stock is traded on the NASDAQ Global Market under the symbol “TEAM.” For more information, call +1 800 522 4451 or visit www.techteam.com.
About Jacobs Engineering Group Inc.
Jacobs is one of the world’s largest and most diverse providers of technical, professional, and construction services.
Important Additional Information Filed and to be Filed With The SEC
TechTeam Global has filed a definitive proxy statement dated July 30, 2010 and other relevant materials with the Securities and Exchange Commission and expects to file supplementary proxy materials with the SEC in connection with the proposed sale of Government Solutions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF GOVERNMENT SOLUTIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THOSE OTHER RELEVANT MATERIALS AND THE SUPPLEMENTARY PROXY MATERIALS (WHEN SUCH SUPPLEMENTARY PROXY MATERIALS ARE MADE AVAILABLE) CAREFULLY BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.
Investors and security holders may obtain free copies of the definitive proxy statement (including, when available, such supplementary proxy materials), including all exhibits thereto, and other documents filed with the SEC by TechTeam Global through the Web site maintained by the SEC at http://www.sec.gov. The supplementary proxy materials will also be available from the SEC’s website free of charge when filed by TechTeam Global. In addition, investors and security holders will be able to obtain, without charge, a copy of the definitive proxy statement and other materials and the supplementary proxy materials (when available), at http://www.proxyvote.com or from TechTeam Global by submitting a written request to TechTeam Global, Inc., Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan 48033; or by calling +1 248 357 2866; or by visiting TechTeam Global’s Web site at http://www.techteam.com/investors.
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone +1 248 357 2866 • Fax +1 248 357 2570 • www.techteam.com

Participants in the Solicitation
TechTeam Global, Jacobs Engineering Group and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies with respect to the proposed stock sale and the other matters to be brought at the special meeting of TechTeam Global’s stockholders to which the definitive proxy statement and such other solicitation materials (and as to be amended by the supplemental proxy materials, when available) relate. Information regarding the directors and executive officers of TechTeam Global and their ownership of TechTeam Global shares is contained in TechTeam Global’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 Form 10-K”), the proxy statement for TechTeam Global’s 2010 Annual Meeting of Stockholders which was filed with the SEC on April 30, 2010, and the definitive proxy statement referred to above (and as to be amended by the supplemental proxy materials, when available), and is supplemented by other public filings made, and to be made, with the SEC. Information regarding the directors and executive officers of Jacobs Engineering Group Inc. is contained in the annual report of Jacobs Engineering Group on Form 10-K for the year ended October 2, 2009, which was filed with the SEC on November 20, 2009, and its proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2009. TechTeam Global investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Inc. and Jacobs Engineering Group, and their respective directors and executive officers, with respect to the proposed stock sale by reading the definitive proxy statement (and, when available, the supplemental proxy materials) and other filings referred to above.
Cautionary Statement Regarding Forward-Looking Statements
The statements contained in this press release that are not purely historical, including statements regarding TechTeam Global’s expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those expected because of various known and unknown factors, risks and uncertainties. Factors, risks and uncertainties that may affect TechTeam Global’s ability to consummate the proposed stock sale and TechTeam Global’s business, financial condition and operating results include, but are not limited to: (i) the failure of Jacobs Engineering Group to waive any remaining conditions to completing the proposed stock sale that will not be satisfied prior to closing, including with respect to the receipt of any necessary consents; (ii) the failure of TechTeam Global to satisfy certain conditions to completing the proposed stock sale, including the receipt of the required approval of TechTeam Global’s stockholders and other third parties; (iii) the occurrence of any event, change or other circumstances that could result in the proposed stock sale not being consummated; (iv) the restrictions and limitations on the conduct of the Government Solutions business prior to the consummation of the proposed stock sale; (v) the restrictions on TechTeam Global’s ability to solicit or engage in discussion or negotiations with, or provide information to, a third party regarding alternative transactions involving Government Solutions; (vi) the outcome of any legal proceedings instituted against us and others in connection with the proposed stock sale; (vii) the failure of the proposed stock sale to close for any other reason; (viii) uncertainties as to the timing of the consummation of the proposed stock sale; (ix) uncertainties as to how many TechTeam Global shares will be voted in favor of the proposals to be brought before the special meeting; (x) changes in the business of TechTeam Global, Government Solutions or Jacobs Engineering Group or Jacobs Technology during the period between the date hereof and the closing of the stock sale that could cause a condition to closing of the proposed stock sale not to be satisfied; (xi) adverse reactions to the proposed stock sale by stockholders of TechTeam Global or Jacobs, or others; (xii) the amount of purchase price adjustments, costs, fees, expenses and charges relating to the proposed stock sale; (xiii) uncertainties related to TechTeam Global’s future indemnification obligations under the stock purchase agreement, including the possibility of not receiving some or all of the escrowed portion of the purchase price; (xiv) TechTeam Global’s inability to recognize any of the benefits of the proposed transaction; (xv) uncertainties related to the proposed strategy of separating the Government Solutions business from Tech Team Global’s Commercial business; (xvi) other uncertainties related to such proposed strategy, including the possibility that TechTeam Global will not be able to successfully operate the
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone +1 248 357 2866 • Fax +1 248 357 2570 • www.techteam.com remaining portion of its business after the completion of the proposed stock sale on a stand-alone basis; and (xvii) other risks, including but not limited to the items discussed in documents filed or furnished by TechTeam Global with the SEC, including matters contained in (A) “Item 1A — Risk Factors” of the 2009 Form 10-K, (B) “Part II, Item 1A — Risk Factors” of TechTeam Global’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, (C) the sections of the definitive proxy statement entitled “Material Considerations Relating to the Stock Sale Proposal” and “Cautionary Statements Concerning Forward-Looking Information” (including any amendment or supplement thereto to be contained in the supplemental proxy materials, when available), and (D) information contained in subsequent reports and additional soliciting materials and otherwise in the definitive proxy statement, as it may be amended or supplemented from time to time. The forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
###

Contacts:

TechTeam Global, Inc.	TechTeam Global, Inc.
Margaret M. Loebl	Chris Donohue
VP, Chief Financial Officer and Treasurer	VP, Strategy & Marketing
+1 248 357 2866	+1 248 357 2866
investors@techteam.com	cdonohue@techteam.com
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone +1 248 357 2866 • Fax +1 248 357 2570 • www.techteam.com